UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2026

StepStone Private Credit Fund LLC

(Exact name of registrant as specified in its charter)

Delaware	814-01624	92-0758580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

277 Park Avenue 44th Floor
New York, New York	10172
(Address of principal executive offices)	(Zip Code)

(212) 351-6100

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	Indicate by check N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02.	Termination of Material Definitive Agreement.

On April 6, 2026, SPV Facility I LLC (“SPV Facility I”), a wholly-owned subsidiary of StepStone Private Credit Fund LLC (the “Company”), and the Company executed a termination agreement (the “Termination Agreement”), terminating the Loan and Servicing Agreement, dated as of April 3, 2023, by and among SPV Facility I, as borrower, the Company, Barings Finance LLC, as administrative agent and facility servicer, and Massachusetts Mutual Life Insurance Company and Massachusetts Ascend Life Insurance Company, as lenders (as amended, restated and supplemented, the “MassMutual SPV I Facility”), and the related loan documents.

Prior to the expiration of the reinvestment period under the MassMutual SPV I Facility on April 3, 2026 (after which no additional borrowings were permitted to be drawn under the MassMutual SPV I Facility), SPV Facility I had no outstanding borrowings under the MassMutual SPV I Facility. On April 6, 2026, SPV Facility paid all remaining fees under the MassMutual SPV I Facility, and upon execution of the Termination Agreement, all related security interests, liens in favor of any secured party thereunder, and all obligations thereunder, were released and terminated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 10, 2026

StepStone Private Credit Fund LLC

By:	/s/ Joseph Cambareri
Name:	Joseph Cambareri
Title:	Chief Financial Officer